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                                                                   EXHIBIT 10 LL


                      THE PROVIDENT AND HEALTHPLAN SERVICES
                              E-COMMERCE AGREEMENT


         AGREEMENT made and entered into as of the 29th day of May, 1998, by and among PROVIDENT AMERICAN CORPORATION, a Pennsylvania corporation ("PAMCO"), INSURION, INC., a Pennsylvania corporation ("Insurion"), PROVIDENT HEALTH SERVICES, INC., a Pennsylvania corporation (PHS'), and HEALTHPLAN SERVICES, INC., a Florida corporation ("HPS").

                                   BACKGROUND

         A. Effective February 1, 1998, Provident Indemnity Life Insurance Company ("PILIC"), Provident American Life & Health Insurance Company ("PALHIC") (collectively, "The Provident"), and HPS entered into a Services Agreement pursuant to which HPS is providing certain administrative services to The Provident ("HPS Services Agreement").

         B. PHS and American On-Line, Inc. ("AOL") entered into an Amended and Restated Interactive Marketing Agreement dated as of February 1, 1998 (the "AOL Agreement") pursuant to which AOL has agreed to provide certain advertising and distribution services for certain Products (as defined in the AOL Agreement) for PHS.

         C. Insurion is a wholly-owned subsidiary of PAMCO, and will seek to establish strategic interactive marketing agreements and/or advertising agreements with a number of internet service providers, search engines, specialty e-commerce sites, and generally with other internet partners who possess favorable demographic characteristics.

         D. On or about March __, 1998, HPS paid PHS Seven Hundred and Fifty Thousand Dollars ($750,000) to be treated by PHS as an off-set against the Holding Fee paid by PHS to AOL as provided in the AOL Agreement.

         E. The parties are desirous of entering into an agreement relative to certain aspects of the operation of the business of Insurion.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE 1

[***]

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                                    ARTICLE 2

                    HPS ADMINISTRATIVE RIGHTS AND OBLIGATIONS

         2.1 Exclusive Right. Subject to the terms and conditions of this Agreement, the Administrative Agreement (as hereinafter defined), and the HPS Services Agreement, the parties agree that HPS shall have the right to be the exclusive administrator of all insurance business underwritten by The Provident during the term of this Agreement and sold over the Insurion website and any other form of e-commerce used by The Provident to sell policies of insurance.

         2.2 Quality of Service Obligations. The rights granted to HPS hereunder are conditioned upon the performance of services by HPS of a standard of quality to be set forth in an e-commerce administrative services agreement in form mutually satisfactory to the parties hereto (the "Administrative Agreement'). The parties agree to enter into the Administrative Agreement as promptly as practicable, and that the Administrative Agreement shall contain appropriate provisions to formulate a standard of quality and performance, including, but not limited to, the following;

             (a) the establishment of a Quality of Service Committee comprised of an equal number of representatives of Insurion and HPS employees, plus one additional independent committee member to be mutually agreed upon, the said Committee to be responsible for establishing the operating and service standards to be utilized by HPS in acting as; the third-party administrator as provided in
Section 2.3 hereof, and also the operating and service standards to be adhered to by co-sponsors;

             (b) the establishment by HPS of a separate and designated operating unit for the e-commerce business generated by Insurion; and

             (c) the implementation of guidelines of quality and performance standards to be used in the processing of applications for coverage under any insurance policy to be issued by The Provident, and any customer service, claims, or other service to be provided by HPS.

         2.3 Third-Party Administrator. PHS and Insurion shall use their best efforts to cause HPS to have the right of first refusal to provide administrative services for 811 Insurion co-sponsors which may require the services of an outside administrator.

         2.4 Identification of HPS. PHS and Insurion will (a) cause HPS to be given frequent mention in a variety of formats, including but not limited to banners, icons, portals, and sidebars on the Insurion website and any other form of e-commerce, and will maintain a constant click through feature to a mutually agreed upon HPS website, and (b) reference HPS as a partner and co-sponsor in press releases and other information disseminated to the public (unless restricted from doing so by another Insurion agreement then in force).

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         2.5 Universal Processing Platform. Insurion hereby agrees to use its best efforts to create and adopt a universal platform, based upon HPS's electronic administration capabilities, for all e-commerce transacted through the Insurion website.


                                    ARTICLE 3

                                  LICENSE FEES

         Insurion intends to charge transaction fees to co-sponsors and others for various services to be provided, including but not limited to a transaction fee on each item of e-commerce transacted through the Insurion web site (the "License Fees"). PHS agrees to pay to HPS an amount equal to four (4%) percent of the License Fees generated by each co-sponsor relationship which exists. HPS shall not receive any portion of any revenues paid to PHS by third parties for the purposes of co-sponsor docking, advertising, front holding fees and other fees for the right to participate in the sale of insurance products over the Insurion website and any other form of e-commerce. Upon a Change in Control of Insurion or the Initial Public Offering of Insurion, Insurion shall have the right to terminate HPS's right to the License Fees upon payment to HPS of an amount equal to the lower of (i) eight times the License Fees earned by HPS in the two quarters prior to the Change of Control or Initial Public Offering, and
(ii) one times the License Fees projected to be earned by HPS based upon the twelve-month forward pro-forma projections used for the purpose of doing a secondary offering, IP0 or spin-out of Insurion. For purposes of this Agreement, "Change in Control" means, with respect to Insurion, a sale of all or substantially all of Insurion's assets; a merger, consolidation, spin-out, spin-off, split-up, statutory share exchange or consolidation in which the persons holding Insurion's voting securities immediately prior to the closing date of such transaction (and assuming (i) [***] (ii) the exercise of all warrants and options of Insurion outstanding on the closing date of such transaction by the holders thereof) cease to hold more than 50% of the outstanding voting power of the surviving or resulting corporation; or a transaction or series of transactions in which a person or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), (i) who did not hold voting securities of Insurion as of the date of this Agreement, acquires beneficial ownership of more than 50% of the outstanding voting power of Insurion or (ii) increased its ownership of voting securities of Insurion from the number beneficially owned by such person or group as of the closing date of such transaction to more than 50% of the outstanding voting power of Insurion. For purposes of this Agreement, "Initial Public Offering" means Insurion's first offering of common stock of Insurion that is registered under the Securities Act of 1933, as amended, which offering is underwritten on a firm commitment or best efforts basis and produces gross proceeds in excess of $25,000,000.

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                                    ARTCLE 4

                        ISSUANCE OF WARRANTS TO PURCHASE
                           SHARES OF PAMC COMMON STOCK

         4.1 PAMCO agrees to cause to be issued to HPS a warrant (the "Warrant"), representing the right for a two (2) year period to purchase up to One Hundred Thousand (100,000) shares of PAMCO's common stock, $.10 par value (the "Common Stock"), at a price per share equal to Nine ($9.00) Dollars. In the event that PAMCO issues any warrants after the Effective Date of this Agreement and before six (6) months following the Effective Date of this Agreement (excluding warrants or options issued to employees, consultants, or other interactive marketing partners), having an exercise price lower than Nine ($9.00) Dollars per share, PAMCO agrees that the exercise price per share shall be reduced to such lower exercise price. The Warrant shall further provide that PAMCO shall have the right, upon thirty (30) days notice to cancel any unexercised Warrant in the event that the average weekly last-sale price for shares of PAMCO Common Stock over any consecutive eight (8) week period exceeds $12.825

         4.2 The rights, preferences and privileges of the Warrant and the Common Stock issuable upon exercise of the Warrant shall be as set forth in the Warrant Agreement which shall be delivered to HPS on or before June 15, 1998 and which shall contain terms and conditions reasonably acceptable to HPS.


                                    ARTICLE 5

                              TERM AND TERMINATION

         5.1 Term. This Agreement shall become effective as of May 29, 1998 and shall continue in effect until October 1, 1999 (the "Term").

         5.2 Termination of Term Sheet. The Term Sheet dated March 18,1998 and the Final Term Sheet dated May 26, 1998 are hereby terminated and of no further force or effect. Upon the execution of this Agreement, no person shall have any liability to any other person under the Term Sheets.

         5.3 Renewal. At least ninety (90) days prior to the expiration of the Term, the parties agree to negotiate in good faith to extend the Term of this Agreement provided that such is for the mutual benefit of each party to this Agreement.


                                    ARTICLE 6

                            MISCELLANEOUS PROVISIONS

         6.1 Modification: Waivers. No modification, amendment or waiver of this Agreement, or any part of it shall be valid unless in writing, signed by the Party sought to be charged therewith. No waiver of any Breach or condition of this Agreement shall be deemed to be a waiver of any subsequent Breach or condition, whether of like or different nature.

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         6.2 Governing Law. This Agreement shall be subject to and construed under the laws of the Commonwealth of Pennsylvania (but not including the choice of law rules thereof). The parties hereto agree to consent to the jurisdiction and venue of the courts of the Commonwealth of Pennsylvania located in Montgomery County, Pennsylvania, and of the United States District Court for the Eastern District of Pennsylvania, and agree that all disputes between the parties shall be litigated only therein.

         6.3 References and Section Heading. Any reference to the singular shall include reference to the plural, and vice versa, Part and section headings are intended for the purpose of description only and shall not be used for purposes of interpretation of this Agreement.

          6.4 Severabilitv. In the event any court of competent jurisdiction holds that a particular provision or requirement of this Agreement is in violation of any Applicable Law, such provision or requirement shall be enforced only the extent it is not in violation of such Applicable Law or is not otherwise unenforceable, and all other provisions and requirements of this Agreement shall remain in full force and effect.

          6.5 Notices. Any notice, demand or other document required or permitted to be delivered hereunder shall be in writing and shall be (i) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (ii) delivered in person, by reputable delivery service, (iii) sent by telegram, or (iii) transmitted by facsimi1e, and shall be addressed to the recipient Party at the address indicated below, or at such other address as such party shall indicate in a notice to the other Party sent in accordance with this
Section 6.5:

              (a)  If to HPS:

                          HealthPlan Services, Inc.
                          Attention:   Phillip S. Dingle
                          Senior Vice President & Chief Counsel

                   If Delivered by Hand:

                          3501 Frontage Road
                          Tampa, FL 33607

                   If Delivered by U.S. Mail:

                          P.O. Box 30098
                          Tampa, FL 33630-3098

                   If Delivered by Fax:

                          813/287-6629

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              (b)  If to Provident:

                          If Delivered by Hand or by U.S. Mail:

                                 James O. Bowles, President and
                                      Chief Operating Officer
                                 Provident Indemnity Life Insurance Company
                                 2500 DeKalb Pike
                                 Norristown, PA 19404-0511

                          If Delivered by Fax:

                                 610/279-1486

                  (c)     With a copy to:

                                 M.F. Beausang, Jr., Esq.
                                 Butera9 Beausang, Cohen & Brennan
                                 630 Freedom Business; Center
                                 Suite 212
                                 King of Prussia, PA 19406-13:31

Each notice, demand or other document that is delivered in the manner described above shall be deemed to be sufficiently delivered, given, served, sent, provided, and received for all purposes at such time as it is delivered to the addressee (with the return receipt, delivery receipt, affidavit of messenger or, with respect to a facsimile transmission, the answerback being conclusive, but not exclusive, evidence of such delivery), or at such time as delivery is refused upon presentation.

          6.6 Effective Date and Counterparts. The Effective Date of this Agreement shall be May 29, 1998. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          6.7 Entire Agreement. This Agreement contains the whole of the understanding between the Parties hereto relating in any manner of its subject matter, and any representation, warranty, covenant, understanding or agreement not contained or incorporated in it by reference shall be of no force or effect. As of the Effective Date, this Agreement supersedes all prior proposals, discussions, writings, and agreements between any of the parties to this Agreement relating the subject matter hereof.

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          6.8  Binding Agreement: Assignment. This Agreement and all the
provisions hereof will be binding upon and inure to the benefit of the parties hereto and their permitted assigns. Neither this Agreement nor any other rights, interests, or obligations hereunder may be assigned by any Party without the prior written consent of the other Party hereto, which consent will not be unreasonably withheld. Any assignment in violation of this Agreement shall be void and to no effect.

Notwithstanding the foregoing, such of HPS and PHS shall, upon sixty (60) days' prior written notice to such effect, have the right to assign the rights and obligations hereunder to a corporation affiliated therewith.

         6.9 Third Party Beneficiaries. This Agreement shall not, and is not intended to, confer upon any party, other than the Parties hereto and their successors and permitted assigns, any rights, remedies, obligations or liabilities, except as expressly provided herein.

         6.10 Force Mejeurs. Neither Party shall be liable for any delay or failure to perform its obligations under this Agreement arising out of a cause beyond its control or without its fault or negligence. Such causes may include, but are not limited to, fires, floods, and natural disasters.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date set forth hereunder.


                                       HEALTHPLAN SERVICES, INC.

Dated:___________________              By:______________________________________
                                       Name: Phillip S. Dingle, Senior Vice
                                             President and Chief Counsel

                                       PROVIDENT AMERICAN CORPORATION

Dated:___________________              By:______________________________________
                                       Name: James O. Bowles, President

                                       INSURION, INC.

Dated:___________________              By:______________________________________
                                       Name: Michael Ashker, President

                                       PROVIDENT HEALTH SERVICES, INC.

Dated:___________________              By:______________________________________
                                       Name: Michael Beausang, Secretary

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